                                Exhibit 5.1

10 April 2025	Our Ref: JSH/cb/F1704-194701
Fabrinet c/o Intertrust Corporate Services (Cayman) Limited One Nexus Way, Camana Bay, Grand Cayman, KY1-9005 Cayman Islands
Dear Addressees
FABRINET
We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of up to 381,922 ordinary shares of Fabrinet with a nominal or par value of US$0.01 (the "Ordinary Shares") to be issued upon the exercise of the Warrant (as defined below) under the United States Securities Act of 1933, as amended (the "Securities Act") and pursuant to the terms of the Registration Statement (as defined in Schedule 1).
For the purposes of giving this opinion, we have examined and relied solely upon the originals or copies of the documents listed in Schedule 1.
We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.
Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, as at the date hereof, we give the following opinions in relation to the matters set out below.
1.The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").
2.The Ordinary Shares to be issued upon exercise of the Warrant (as defined in Schedule 1), as contemplated by the Warrant, have been duly authorised by all necessary corporate action of the Company and upon (i) receipt of the Notice of Exercise (as defined in the Warrant) by the Company and delivery of the associated Exercise Price (as defined in the Warrant) or notice of Cashless Exercise (as defined in the Warrant), as applicable, to the Company in accordance with and in the manner contemplated by the Warrant, the Registration Statement and the Memorandum and Articles (as defined in Schedule 1); and (ii) the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Ordinary Shares have been issued and credited as fully paid, such Ordinary Shares will be validly issued, fully paid and non-

WALKERS	Page 2
assessable (meaning that no additional sums may be levied in respect of such Ordinary Shares on the holder thereof by the Company).

The foregoing opinions are given based on the following assumptions.
1.The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents and Resolutions (each as defined in Schedule 1) are, or will be, genuine and are, or will be, those of a person or persons stated therein. All documents purporting to be sealed have been, or will be, so sealed. All copies are complete and conform to their originals. The Documents when executed will conform in every material respect to the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.
2.The Memorandum and Articles are the memorandum and articles of association of the Company in effect at the time of the issue of the Ordinary Shares.
3.We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.
4.The Company will receive consideration in money or money’s worth for each Ordinary Share offered by the Company when issued at the agreed issue price as per the terms of the Registration Statement, such price in any event not being less than the stated par or nominal value of each Ordinary Share.
5.Each of the Documents were within the capacity and power of, and were duly authorised (other than by the Company with regard to the laws of the Cayman Islands), executed and delivered by or on behalf of all relevant parties prior to the issue of the Ordinary Shares and will constitute the legal, valid and binding obligations of each of the relevant parties enforceable in accordance with their terms under the laws of the State of Delaware, the State of New York and all other relevant laws (other than the laws of the Cayman Islands).
6.The choice of Delaware and New York law as the governing law of the Documents (as applicable) has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of Delaware and New York as a matter of Delaware or New York law (as applicable) and all other relevant laws (other than the laws of the Cayman Islands).
7.The Resolutions (defined in Schedule 1) are and shall remain in full force and effect and have not been and will not be rescinded or amended.
8.All preconditions to the obligations of the parties to the Warrant will be satisfied or duly waived prior to the issue of the Ordinary Shares and there will be no breach of the terms of the Warrant.
9.As at the date of the issuance of the Ordinary Shares:
(a)the Company will have sufficient authorised but unallotted and unissued share capital to effect the issue of such Ordinary Shares and the issuance of such Ordinary Shares will not exceed the authorised share capital of the Company;
(b)no corporate action, legal proceeding or other procedure or step has been taken by or against the Company in any jurisdiction in relation to the winding-up, dissolution, striking off, reorganisation, restructuring, liquidation of the Company or any other action analogous to the foregoing;

WALKERS	Page 3
(c)the provisions of the Memorandum and Articles of Association relating to the issue of Ordinary Shares will not have been altered, amended or restated in a way that would or might affect this opinion; and
(d)the Company is in compliance with the Beneficial Ownership Transparency Act (as amended) of the Cayman Islands.
10.There are no agreements, documents or arrangements which would or might affect any of the opinions given herein.
11.There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any opinion given herein.
Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands (the "Companies Act") on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.
This opinion shall be construed in accordance with the laws of the Cayman Islands.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Cayman Islands counsel to the Company, in the Registration Statement.

Yours faithfully
/s/ Walkers (Cayman) LLP
WALKERS (CAYMAN) LLP

WALKERS	Page 4
SCHEDULE 1
LIST OF DOCUMENTS EXAMINED
1.The Certificate of Incorporation dated 12 August 1999 and the Register of Directors, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the "Company Records").
2.The Amended and Restated Memorandum and Articles of Association of the Company dated 30 April 2010 (the "Memorandum and Articles").
3.The Cayman Online Registry Information System (CORIS), the Cayman Islands' General Registry's online database, searched on 9 April 2025.
4.The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands kept at the Clerk of Court's Office, George Town, Grand Cayman, examined at 9.00 am on 9 April 2025.
5.A copy of a Certificate of Good Standing dated 4 April 2025 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").
6.A copy of executed written resolutions of the directors of the Company dated 5 March 2025 (the "Resolutions").
7.Copies of the following documents (the "Documents"):
(a)the Form S-3 Registration Statement filed by the Company with the United States Securities and Exchange Commission registering the Warrant under the Securities Act on or about the date hereof (as filed, the "Registration Statement");
(b)the Warrant dated 12 March 2025 issued by the Company to Amazon.com NV Investment Holdings LLC (the "Warrant"); and
(c)such other documents as we have deemed necessary to render the opinions set forth herein.